UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2016 (January 25, 2016)

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	45-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Tower Circle, Suite 1000 Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 25, 2016, Acadia Healthcare Company, Inc., a Delaware corporation (the “Company”), entered into a Ninth Amendment (the “Ninth Amendment”) to its Amended and Restated Credit Agreement, dated as of December 31, 2012 (as amended, restated or otherwise modified to date, the “Amended and Restated Credit Agreement”).

As of the execution date thereof, the Ninth Amendment, (i) added lenders subject to a Bail-in Action of a public administrative authority of any European Economic Area member country (an “EEA Resolution Authority”) to the definition of “Defaulting Lenders,” (ii) acknowledged lender liability may be subject to write-down from an EEA Resolution Authority, (iii) increased baskets for “Excluded Property” not required to be subject to a lien to include personal property of less than $500,000 located in a mortgaged building in a special flood hazard area, (iv) removed conditions on reallocating a Defaulting Lender’s participation obligations in letters of credit and swing line loans, subject to an EEA Resolution Authority, and (v) removed some restrictions on the terms of future Tranche A incremental facilities as they relate to Tranche B facilities.

Effective upon consummation of the previously announced acquisition of Priory Group No. 1 Limited, a leading provider of behavioral healthcare services in the United Kingdom (the “Acquisition”), the Ninth Amendment will also (i) loosen financial covenants to those levels further detailed below, (ii) further increase baskets for “Excluded Property” not required to be subject to a lien to include real property acquired after the Ninth Amendment date with a fair market value of $5.0 million or less and (iii) expand and loosen the permitted investment baskets to provide increased flexibility for the Company to invest in non-wholly owned subsidiaries, joint ventures and foreign subsidiaries, as further detailed below. The Company may now invest in foreign subsidiaries necessary to consummate permitted acquisitions. The Company may also invest in non-wholly owned subsidiaries and joint ventures up to 10.0% of the Company’s and the Company’s subsidiaries’ total assets in any consecutive four fiscal quarter period, and up to 12.5% of the Company’s and the Company’s subsidiaries’ total assets during the term of the Amended and Restated Credit Agreement. The Company may also invest in foreign subsidiaries that are not loan parties up to 10.0% of the Company’s and the Company’s subsidiaries’ total assets in any consecutive four fiscal quarter period, and up to 15.0% of the Company’s and the Company’s subsidiaries’ total assets during the term of the Amended and Restated Credit Agreement. The foregoing permitted investments are subject to an aggregate cap of 25.0% of the Company’s and the Company’s subsidiaries’ total assets in any consecutive four fiscal quarter period. Lastly, the catch-all basket for permitted investments was changed to 1.0% of the Company’s and the Company’s subsidiaries’ total assets as of the end of the most recently ended fiscal quarter.

If the Acquisition is consummated, the Company’s consolidated leverage ratio may not be greater than the following levels as of the end of each fiscal quarter listed below:

	March 31	June 30	September 30	December 31

2015	N/A	N/A	6.50x	6.00x
2016	6.75x	6.75x	6.75x	6.25x
2017	6.00x	6.00x	6.00x	5.50x
2018	5.50x	5.50x	5.50x	5.00x

If the Acquisition is consummated, the secured leverage ratio may not be greater than the following levels as of the end of each fiscal quarter listed below:

September 30, 2015—September 30, 2016	3.75x
December 31, 2016 and each fiscal quarter thereafter	3.50x

The foregoing is only a summary of the material terms of the Ninth Amendment and does not purport to be complete, and is qualified in its entirety by reference to the Ninth Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required, the information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10	Ninth Amendment, dated January 25, 2016, to the Amended and Restated Credit Agreement, dated December 31, 2012 (as amended, restated or otherwise modified to date), by and among Bank of America, NA (Administrative Agent, Swing Line Lender and L/C Issuer) and the Company (f/k/a Acadia Healthcare Company, LLC), the guarantors listed on the signature pages thereto, and the lenders listed on the signature pages thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: January 27, 2016	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, Secretary and
General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10	Ninth Amendment, dated January 25, 2016, to the Amended and Restated Credit Agreement, dated December 31, 2012 (as amended, restated or otherwise modified to date), by and among Bank of America, NA (Administrative Agent, Swing Line Lender and L/C Issuer) and the Company (f/k/a Acadia Healthcare Company, LLC), the guarantors listed on the signature pages thereto, and the lenders listed on the signature pages thereto.